                                                                   EXHIBIT 10.39

                                 Severance Agreement
                                 -------------------

     This Agreement, dated as of April 2, 1999, is between Geerlings & Wade, Inc., a Massachusetts corporation (the "Company") and Jay L. Essa (the "Executive").

     Whereas, effective on September 9, 1996, the Executive and the Company entered into a letter agreement (the "Employment Agreement") pursuant to which the Executive agreed to serve as the Company's President and Chief Executive Officer. The Employment Agreement provides for a base salary of $200,000 and is terminable at will at the option of the Company or the Executive.

     Whereas, the Executive is currently the President and Chief Executive Officer of the Company.

     Whereas, the Company has agreed to provide the Executive with a severance arrangement in consideration to the Executive's acceptance not to compete with the business of the Company for a period of one year after the termination of his employment with the Company.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and conditions set forth in this Agreement, the parties hereby agree:

1.  Termination of Employment.  If the Executive's employment is terminated by
    -------------------------
the Company for any reason other than for Cause, the Executive shall receive a severance payment of $200,000 for a period of 12 months following the date of termination (the "Severance Period") payable in equal monthly installments, provided, however, that if the Executive obtains employment of any kind during
--------  -------
the Severance Period, the amount payable to the Executive under this Section 1 shall be reduced by 50% of the total of W-2 income received or deferred by the Executive with respect to the Severance Period from such other employment, provided, further, that the amount payable to Executive under this Section shall
--------  -------
not be reduced to less than $100,000.

     The following as determined by the Board of Directors of the Company, shall constitute Cause for termination:

     i.   Material breach by the Executive of any provision of this Agreement;
          or

     ii. Other conduct by the Executive that is materially harmful to the business, interests or reputation of the Company;

2.  Non-Competition
    ---------------

     During the Executive's employment and for a period of twelve months after his employment terminates, the Executive agrees that he shall not, directly or indirectly, whether as an employee, consultant, agent, partner, owner, investor or otherwise, compete with the Company or engage in any manner in any activity that involves the retail sale of wine or wine accessories via the mails or the Internet.

3.  Non-Disclosure and Non-Use of Confidential Information.
    ------------------------------------------------------

     The Executive agrees that he shall not disclose (except as required by law or in connection with the performance of his duties and responsibilities to the Company), or use for his own benefit or gain, any confidential information that is not generally known by others with whom the Company does, or plans to, compete or do business ("Confidential Information"). Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing and marketing activities of the Company, (ii) all the products researched, developed, planned, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company, together with all services provided or planned by the Company during the term of Executive's employment, (iii) the costs, sources of supply and strategic plans of the Company, (iv) the identity and special needs of the customers of the Company, and (v) people and organizations with whom the Company has business relationship and those relationships. Confidential Information also includes comparable information that the Company may receive or has received belonging to customers or others who do business with the Company.

4.   Withholding.
     -----------

     All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

5.   Entire Agreement.
     ----------------

     This Agreement constitutes the entire agreement between the parties and supersedes any prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of Executive's severance arrangement.

6.   Amendment.
     ---------

     This Agreement may be amended or modified only by a written instrument signed by Executive and by a duly authorized representative of the Company.

7.   Governing Law.
     -------------

     This contract shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts without regard to the conflict of laws principles thereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a binding contract as of the date first above written.

                                    Executive:


                                    /s/ Jay L. Essa
                                    --------------------------------
                                    Jay L. Essa

                                    GEERLINGS & WADE, INC.:


                                    By: /s/ Huib Geerlings
                                       -----------------------------
                                    Title: Chairman
                                           -------------------------